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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        July 22, 1997
                                                 -----------------------------

                         HEALTHDYNE TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


  Georgia                       0-21776                        52-1756497
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(State or other               (Commission                     (IRS Employer
jurisdiction of               File Number)                  Identification No.)
incorporation)



1255 Kennestone Circle, Marietta, Georgia                     30066
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(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code      (770) 499-1212
                                                  ------------------------------




                                 Not Applicable
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events.

     On July 22, 1997, the Board of Directors of Healthdyne Technologies, Inc. (the "Company") amended its Shareholder Rights Agreement dated May 22, 1995 between the Company and SunTrust Bank, Atlanta, as rights agent (the "Rights Agreement") to authorize the Board of Directors of the Company to establish or set aside one or more funds for the purpose of assuring that adequate resources are available to the Continuing Directors (as defined in the Rights Agreement) in order to enable them to carry out their prescribed functions under the Rights Agreement and to fulfill their fiduciary obligations to the shareholders of the Company. Pursuant to the Amendment to the Rights Agreement, the Board of Directors has authorized the establishment of a $1.0 million fund to pay, among other things, the expenses of the Continuing Directors. The Amendment to the Rights Agreement is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Report.


Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits.

            99.1     Amendment to Rights Agreement dated as of July 22, 1997.



















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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                Healthdyne Technologies, Inc.
                                -----------------------------
                                Registrant


                                By:   /s/ M. Wayne Boylston
                                      ----------------------------------------
                                      M. Wayne Boylston
                                      Vice President - Finance, Chief
                                      Financial Officer and Treasurer
Date:  July 29, 1997



















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                                  EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------

99.1     Amendment to Rights Agreement dated as of July 22, 1997.























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